Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Jeffs' Brands Ltd

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares, no par value	(1)	Other	242,873	$2.4180	$587,266.91	0.0001381	$81.10

Total Offering Amounts:						$587,266.91		81.10
Total Fee Offsets:								81.10
Net Fee Due:								$0.00

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

Represents ordinary shares of the Company, no par value per share (“Ordinary Shares”), issuable under the Registrant’s 2024 Share Incentive Plan.

Pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high ($2.46) and low ($2.376) sales price of the Ordinary Shares as reported on the Nasdaq Capital Market on November 5, 2025.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Jeffs' Brands Ltd	(1)	F-1	333-288355	06/26/2025		$81.10	Equity	Ordinary Shares, no par value	47,229,984	$46,322.72	$
Fee Offset Sources	Jeffs' Brands Ltd	(2)	F-1	333-288355		06/26/2025							81.10

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Termination

Offset Note(s):

(2)	Pursuant to Rule 457(p), the registration fee due under this registration statement is being paid with filing fees that have been previously paid with respect to 47,229,984 Ordinary Shares of the Company which remain unsold under the Registrant’s Registration Statement on Form F-1 (File No. 333-288355), filed on June 26, 2025 (the “Prior Registration Statement”). On July 24, 2025 the Company filed an amendment to the Prior Registration Statement to remove the 47,229,984 Ordinary Shares and terminated the offering of the unsold securities. After the payment of this registration fee, an amount of $46,241.6184 previously paid fees with respect to the Registration Statement on Form F-1 (File No. 333-288355) will remain available for future filing fees.